Exhibit 10.3

                        ASSET PURCHASE AND SALE AGREEMENT
                        ---------------------------------


         THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") made this 1st day of May, 2003, by and between BEVERAGE NETWORK OF CONNECTICUT, INC., a corporation organized and existing under the laws of Florida with offices at 621 N.W. 53rd Street, Suite 145, Boca Raton, Florida (the "Purchaser"), and FINISH-LINE DISTRIBUTORS, LLC, a corporation organized and existing under the laws of Connecticut with offices at 551 Broad Street, Bristol, Connecticut ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Seller is willing to sell to Purchaser and Purchaser is willing to buy from Seller, upon the terms and conditions hereinafter set forth, all right, title and interest of the Seller in and to its Assets (as hereinafter defined) (such business is hereinafter collectively called the "Seller's Business"), as more fully set forth in this Agreement; and

         WHEREAS, Purchaser is a wholly owned subsidiary of Xstream Beverage Group, Inc., a Nevada corporation, whose common stock is publicly traded on the Over-The-Counter-Bulletin Board under the symbol "XSBG".

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINED TERMS

         1.1 "DEFINED TERMS" Where used herein or in any amendments hereto, the following terms shall have the following meanings except as defined otherwise in this Agreement.

         1.2 "ASSETS" means those assets to be conveyed hereunder as more fully set forth in the attached Schedule A.

         1.3 "BUSINESS" means the business operations presently and heretofore carried on by Seller at its current place of business located at 551 Broad Street, Bristol, Connecticut 06010.

         1.4 "BUSINESS DAY" means any day except Saturday, Sunday, or any statutory holiday in the State of Florida.

         1.5 "CLOSING DATE" means the 1st day of May 2003 or such other date as may be mutually agreed upon in writing by the parties hereto.

         1.6 "PURCHASE DOCUMENTS" means this Agreement and all other agreements, documents or instruments to be executed in connection with this Agreement.

         2. PURCHASE OF ASSETS AND PURCHASE PRICE

         2.1. Assets. Upon the terms and subject to the conditions provided in this Agreement, Seller shall, at the Closing and as of the Closing Date (as said terms are hereinafter defined), convey, sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, all of Seller's right, title and interest in and to the Products and certain of Seller's assets used in the conduct of Seller's Business, whether constituting real or personal, tangible or intangible personal property, and whether or not in the possession or control of Seller, (hereinafter collectively referred to as the "Assets") including, but without limitation, all of the Assets shown on the schedule hereto attached marked Schedule A. All Assets are to be in good working condition and the inventory of product in good and saleable condition.

         2.2 Liabilities. Except for the liabilities and obligations listed on Schedule B (hereinafter collectively referred to as the "Assumed Liabilities"), the Purchaser shall assume no liabilities or other obligations, commercial or otherwise, of Seller, known or unknown, fixed or contingent, choate or inchoate, liquidated or unliquidated, secured or unsecured or otherwise.

                  A. Without in any way limiting the generality of the foregoing, Purchaser shall not assume any obligation or liability of Seller with respect to the following (i) any transaction involving Seller occurring after the Closing Date; (ii) any liability of Seller for federal, state or local taxes, fees, assessments or other similar charges (including without limitation income taxes, real estate taxes, payroll taxes and sales taxes); (iii) any liability for services performed by Seller on or prior to the Closing Date; (iv) except as expressly provided in this Agreement, any responsibility of Seller with respect to salary, wages, vacation pay, savings plans, severance pay, deferred compensation, or other obligations for the benefit of any employee of Seller, including pension benefits accrued (vested or unvested), or arising out of their employment through the Closing Date for which Seller shall be liable;
(v) any liability or obligation incurred in connection with or related to the transfer of the Assets pursuant hereto including, but not limited to sales taxes, transfer taxes or stamp taxes; (vi) any liability of any kind whatsoever resulting from the failure of Seller to comply with the requirements of all applicable building, fire, zoning and environmental laws, laws relating to occupational health and safety and other laws applicable to Seller or the conduct of its business; (vii) any liability under any Assumed Contract to the extent such liability arises out of Seller's failure to perform its obligations thereunder to the extent performance is due on or prior to the Closing Date;
(viii) any liability of Seller to Seller's stockholders or their relatives or friends; (ix) any indebtedness of Seller to any banks or other lending institutions; (x) liabilities in respect of any pension, profit sharing or other employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") of Seller; and (xi) any liability, obligation or account payable of Seller not listed on Schedule 2(e).

         2.3 Purchase Price. Purchaser shall pay to Seller for the Assets and Assumed Liabilities a fixed and contingent purchase price (the "Purchase Price") payable as follows:

         The fixed purchase price shall be One Hundred and Fifty Thousand Dollars ($150,000) and Eight Hundred Thousand (800,000) Shares of Xstream Beverage Group, Inc., common stock (the "Shares"). The Shares to be issued under this Agreement shall be restricted shares of common stock as that term is defined under Section 144 of the Securities Act of 1933, as amended. The Fixed Purchase Price shall be due and payable at Closing.

         The contingent purchase price shall be composed of two elements:

         If the Gross Profits (defined as gross sales, exclusive of any taxes or shipping less costs of goods sold and permitted returns) derived from the sale of beverage products sold by the Seller for the period January 1, 2003 through June 30, 2003 is greater than $337,000, then Purchaser shall pay to Seller the sum of $75,000 in cash. If the Gross Profits are less than $337,000, then Purchaser will pay Seller the sum of $25,000 in cash and $50,0000 in Xstream common stock as of the valuation date. The valuation date shall be September 15, 2003 and shall be calculated by dividing $50,000 by the average closing bid price for the Xstream common stock for the five days prior to the valuation date. All sums due under this paragraph are due and payable on or before September 30, 2003.

         If the Gross Profits for the Seller for the period July 1, 2003 through December 31, 2003 are greater than $459,000, then Purchaser shall pay Seller the sum of $75,000, if gross profits are less than $459,000, Purchaser shall pay Seller the sum of $25,000 in cash and $50,000 in Xstream common stock calculated as of the valuation date, January 15, 2004. All sums due under this paragraph shall be calculated by dividing $50,000 by the average closing bid price for the Xstream common stock for the five days prior to the valuation date and are due and payable on or before April 1, 2004.

         Notwithstanding anything else contained herein to the contrary, in determining gross profits for the sale of Yohimbe, gross profits shall be determined by using the per case cost charged by Xstream to independent third party suppliers. In addition, the minimum price per share in calculating the value of the Xstream common stock shall be $.50 per share

         In the event of any dispute regarding the computation of gross profits, the parties agree to submit the financial statements to an independent accounting firm who will be charged with responsibility for preparing the required financial information called for in this Agreement, and the determination of the independent accounting firm shall remain binding upon both parties. Where no discrepancy in the accounting is found, the cost of the investigation shall be borne by the challenging party, if the independent investigation determines a variance of less than 10%, the cost shall be borne equally by the parties. If the investigation determines a variance in excess of 10%, the cost of the accounting investigation shall be borne by the party preparing the accounting statements. Any dispute arising under this paragraph shall be initiated by notice to the other party within ten days of any required payment date. Pending the determination of the independent accounting, no monies shall be due and owing except that any stock, which would be issued, shall be determined as of the valuation date.

         2.4. Offsets in Purchase Price.In the event that Purchaser shall be obligated to pay any sums which are not specifically set forth on the attached Schedule B, then in that event Purchaser shall be entitled to a dollar for dollar reduction in any further payments due Seller. Said reduction shall first be allocated to any cash payments and secondly to the price of the common stock.

         Upon notice of any undisclosed liability, Purchaser shall so advise Seller who shall have ten (10) days to cure. In the event that Seller has not resolved the dispute, Purchaser may in its sole and absolute discretion, satisfy the claimed liability and deduct any amounts paid against future amounts due and owing under this Agreement

         2.5. Allocation of the Purchase Price. The Purchase Price shall be allocated amongst the Assets as provided in Schedule A attached hereto, and each party shall file in a manner consistent therewith (i) the reports required under
Section 1060 of the Internal Revenue Code of 1986, as amended, and (ii) their respective Federal, state and local tax returns.

         3. DOCUMENTS TO BE DELIVERED AT CLOSING

         3.1. At the Closing:

                  A. Seller shall execute and deliver to Purchaser a Bill of Sale fully executed and in the form of Exhibit C attached hereto, conveying, selling, transferring and assigning to Purchaser all of the Assets free and clear of any and all defects, liens, encumbrances, charges and equities whatsoever. Seller shall also provide the written consent of the Landlord and the consent of any party having a security interest on the Seller's assets.

                  B. Seller shall execute or endorse and deliver to Purchaser other duly executed separate instruments of sale, assignment or transfer, including, but not limited to assignments of contract rights or leases in form suitable, where appropriate, for filing or recording with the appropriate office or agency for various items of the Assets or other rights of Seller to be conveyed hereunder, where, in Purchaser's reasonable judgment, the same are necessary or desirable in order to vest or evidence title hereto in Purchaser.

                  C. Purchaser shall pay the Purchase Price for the Assets in accordance with the terms of Section 2 hereof.

                  D. Seller shall deliver to Purchaser copies, certified by the Secretary of Seller, of (i) certificates of good standing in the jurisdiction of the Seller's incorporation and in each other jurisdiction in which the Seller is doing or transacting business, and (ii) the unanimous written consent of the Board of Directors and the stockholders of Seller authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

                  E. Purchaser shall deliver to Seller copies, certified by the Secretary of Purchaser, of (i) certificates of good standing in the jurisdiction of the Purchaser's incorporation and in each other jurisdiction in which the Purchaser is doing or transacting business, and (ii) the unanimous written consent of the Board of Directors and stockholders of Purchaser authorizing this Agreement and the other agreements and instruments to be delivered pursuant thereto and the transactions contemplated hereby and thereby.

                  F. Seller shall deliver to the Purchaser all books and records of the Seller relating to the Seller's Business, the Customers, the Assets and the Assumed Liabilities.

                  G. Seller shall deliver to the Purchaser all necessary consents of third parties to the execution and delivery of this Agreement and the consummation of the transactions contemplated including, without limitation, the written consent of the Landlord for the assignment of the Seller's leasehold obligation at its Business location.

         4. CLOSING. The Closing of the transactions contemplated by this Agreement, and all deliveries to be made at such time in connection therewith, shall take place at 2101 NW Corporate Blvd., Suite 414, Boca Raton, Florida 33431, upon the satisfaction of all of the conditions set forth in this Agreement on May 1st 2003, such Closing to take place by delivery to such counsel of executed counterparts of this Agreement and all other documents, instruments and certificates required to be delivered by Seller or Purchaser at the Closing (Said Closing and said date thereof, herein referred to as the "Closing" and the "Closing Date", respectively). The effective date of this Agreement shall be the date of execution by the last signatory to this Agreement.

         5. REPRESENTATIONS AND WARRANTIES BY SELLER.

         5.1. Seller represents and warrants to Purchaser as follows:

                  A. Seller is a corporation duly organized and validly existing under the laws of the State of Connecticut. Seller has full power and authority to own the Assets and conduct its business and that the Assets are owned free and clear of all liabilities of any kind or nature without any liens or encumbrances.

                  B. The execution, delivery and performance of the Purchase Documents by Seller, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

                           (i) violate any provision of law, statute, rule or
regulation to which Seller is subject,

                           (ii) violate any judgment, order, writ or decree to
which Seller is a party or by which it is or may be bound; or

                           (iii) to the knowledge of Seller, result in the
breach of or conflict with any term, covenant, condition or provision of, or result in the modification or termination of, or constitute a default under or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets being purchased hereunder, under the corporate charter or by-laws or any other agreement, understanding or instrument to which Seller is a party or by which it is or may be bound or affected.

                  C. All necessary corporate action has been taken by Seller to authorize the execution, delivery and performance of the Purchase Documents. The Purchase Documents have been duly and validly authorized, executed and delivered by Seller and constitute the valid and binding obligation of Seller enforceable against it in accordance with their respective terms.

                  D. All consents and approval required for transferring the Assets to Purchaser hereunder and for assigning the agreements, including without limitation all amendments, modifications, and supplements, whether written or oral ("Agreements") and for performing Seller's obligations under the Purchase Documents have been obtained or will be obtained. No consent of any court, governmental agency or other public authority is required as a condition to the enforceability of the Purchase Documents.

                  E. Seller acknowledges that the Assets being transferred per Schedule "A" are owned free and clear of all lines and encumbrances, are not encumbered by any liens or the subject matter of any known or anticipated litigation Seller further acknowledges and agrees that the Purchase Price paid by Purchaser for Sellers' Assets is fair and adequate consideration.

                  F. Seller has conducted its business in compliance with all applicable federal, state and local laws, regulations and ordinances.

                  G. Seller has not received any notice that it is infringing upon the research, development, processes, methods, techniques, inventions, know how patents, patent rights, trade name, trademarks and service marks of any other party.

                  H. Seller is not a party to any written or oral employment, agency or commission agreement with any of its employees that cannot be terminated upon the closing date of this transaction without penalty. No employee, director, officer or stockholder (or any current or former family member thereof) of Seller, either individually or in any other capacity, has a claim of any kind against the Seller, and Seller has no obligation with respect to such person or entity, except the right to current salary or wages, accrued vacation pay, and reimbursable expenses arising in the ordinary course of business. Seller does not contribute to or sponsor any employee welfare or benefit plans, and is not subject to any collective bargaining agreement, for employees.
                  I. Seller is a sophisticated investor and understands the risks and uncertainties involved with the receipt of restricted common stock. Seller has had an opportunity to discuss the operations of both Xstream and Purchaser's business with management and has been provided with any requested information. Seller has also reviewed Xstream's filings on the SEC EDGAR database located at www.sec.gov.

                  J. Seller shall provide Purchaser with such financial information as may be necessary to complete an audit in accordance with those rules and regulations prescribed by the Securities and Exchange Commission. In the event that Seller is unable to supply the requested information and Purchaser is unable to conclude an audit of the Seller's business within 75 days of closing as prescribed by the Securities and Exchange Commission, then in that event, Purchaser may rescind this Agreement and all assets transferred in conjunction therewith shall be returned to the respective parties.

                  K. Seller has paid all personal and intangible property taxes due as a result of the ownership of the assets and there are no amounts due and owing for personal property or intangible property taxes.

                  L. There is (and has not been since its inception) no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against or affecting Seller, or involving any of the Assets, at law or in equity or before any foreign, federal, state, local or other governmental authority, including, without limitation, any claim, proceeding, or litigation for the purpose of enjoining or preventing the consummation of this Agreement, or the transactions contemplated hereby, or otherwise claiming this Agreement, or any of the transactions contemplated hereby or the consummation thereof, is illegal or otherwise improper, nor to Seller's knowledge is there any basis upon which any such claim, litigation, action, suit or proceeding could be brought or initiated. Seller is not (and has not been within the past three years) subject to or in default under any judgment, order, writ, injunction or decree of any court or any governmental authority, and no replevins, attachments, or executions have been issued or are now in force against Seller. No petition in bankruptcy or receivership has ever been filed by or against Seller.

         6. REPRESENTATIONS AND WARRANTIES OF PURCHASER

         6.1 Purchaser hereby represents and warrants to Seller as follows:

                  A. Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada and has full power and authority to own its property and conduct its business.

                  B. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not with or without the giving of notice or the lapse of time or both:

                           (i) violate any provision of law, statute, rule or
regulation to which Purchaser is subject;

                           (ii) violate any judgment, order, writ or decree to
which Purchaser is a party or by which Purchaser is bound; or

                           (iii) result in the modification or termination of,
or constitute a default under the corporate charter or by-laws or any other agreement, understanding or instrument to which Purchaser is a party or by which Purchaser is or may be bound or affected.

                  C. All necessary corporate action has been taken by Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby. This Agreement has been duly and validly authorized and is a binding obligation of Purchaser enforceable against it in accordance with its terms.


         7. CONDITIONS TO THE OBLIGATIONS OF SELLER TO CLOSE

         7.1 All obligations of Seller hereunder are, at the option of Seller, subject to the conditions that, at the Closing Date:

                  A. All representations and warranties made in this Agreement by Purchaser shall be true and correct as of the Closing Date in all material respects.

                  B. Purchaser shall have tendered the required documents and certificates at the Closing as set forth in Section 3 hereof.

                  C. The Purchase Price described in Section 2.3 hereof due at the Closing shall have been paid by Purchaser.

                  D. All corporate action necessary to authorize (A) the execution, delivery and performance by Purchaser of this Agreement and any other agreements or instruments contemplated hereby to which Purchaser is a party and
(B) the consummation of the transactions and performance of its other obligations contemplated hereby and thereby shall have been duly and validly taken by Purchaser, and the Seller shall have been furnished with copies of all applicable resolutions adopted by the board of directors of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser.

         8.  CONDITIONS TO THE OBLIGATIONS OF PURCHASER TO CLOSE

         8.01 All obligations of Purchaser hereunder are, at the option of Purchaser, subject to the conditions that, at the Closing Date:

                  A. All representations and warranties of Seller contained in this Agreement shall be true and correct as of the Closing Date in all material respects.

                  B. Seller shall have performed all commitments hereunder up to the Closing Date and shall have tendered the required documents, instruments and certificates as set forth in Section 3 hereof.

                  C. No action suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which may affect the right of Purchaser to own, operate or control after the Closing Date the Assets and the Seller's Business.

                  D. All corporate action, necessary to authorize (A) the execution, delivery and performance by the Seller of this Agreement and any other agreements or instruments contemplated hereby or thereby to which Seller is a party and (B) the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by Seller, and Purchaser shall have been furnished with copies of all applicable resolutions of Seller certified by the Secretary or Assistant Secretary of the Seller.

                  E. The Seller shall have obtained the approvals, consents and authorizations of all third parties and/or governmental agencies necessary for the communication of the transactions contemplated hereby in accordance with the requirements of applicable laws and agreements.

                  F. Leases. Seller shall at its own cost and expense assign the current existing lease to the Purchaser and obtain all required landlord consents. Any costs assessed by the Landlord in the assignment of the leasehold obligation shall be borne by Seller. In the alternative, Purchaser may prior to Closing negotiate a new lease for the premises. In the event that Purchaser is not able to secure a new lease from the Landlord, Purchaser agrees to indemnify and hold Seller harmless as a result of any liability arising following the Closing. Nothing contained herein shall be construed to impose any liability on the Purchaser for any rental obligations accruing prior to Closing.

                  G. Employment Agreements/Non-Compete. Purchaser shall enter into employment agreements with Joe Pignatella on terms mutually agreeable to the Purchaser and the respective party and the said party shall work on a full time basis and devote his full attention to the business of the Purchaser. All other officers or shareholders of Seller will execute non-compete agreements on closing.

         9. INDEMNIFICATIONS

         9.01   Seller agrees to indemnify and hold harmless Purchaser from:

                  A. Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenants on the part of Seller under this Agreement.

                  B. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, reasonable attorneys fees, expenses incident to any of the foregoing.

                  C. Any and all liabilities as they relate to the personal property being transferred under this Purchase and Sale Agreement which are not specifically set forth.

         9.02 Purchaser agrees to indemnify and hold Seller harmless from:

                  A. Any and all damages or deficiencies resulting from any misrepresentation, breach of warranty or non- fulfillment of any covenant on the part of Purchaser under this Agreement
                  B. Any and all actions, suits, proceeding, demands, assessments, judgments, costs, reasonable attorney's fees and expenses incident to any of the foregoing.

         9.03 Any party having an indemnification claim hereunder ("Indemnitee") shall give the other party ("Indemnitor") prompt notice in writing of any claim by any third party which gives rise to a claim for indemnification hereunder, and of any alleged breach of any of the representations and warranties contained in this Agreement. As to any alleged breach of the representations or warranties, written notice shall contain a statement setting forth the nature of the alleged breach or breaches. The Indemnitor shall have thirty (30) days after the delivery of such notice to cure or contest any such claim by a third party or any such alleged breach or breaches. At its option, to be exercised within thirty (30) days of such notice, the Indemnitor may defend against any such action or proceeding with counsel of its choice, at the Indemnitor's expense, it being understood, however, that the Indemnitor's designation of counsel shall be subject to the approval of the Indemnitee, which approval shall not be unreasonably withhold. Additionally, at its own expense the Indemnitee may participate in any such defense with counsel of its choice. As long as the defense is being handled by the Indemnitor, the Indemnitee shall not settle any such claim, action or proceeding without prior written consent of the Indemnitor, except that if the Indemnitee does elect to settle the matter without such consent, the Indemnitor shall be released from the terms of this indemnification. Notwithstanding the foregoing, in the event the Indemnitor elects not to defend any such claim, action, or proceeding, the Indemnitee may do so, in which event the Indemnitor shall continue to indemnify the Indemnitee for any liabilities, losses and damages incurred by the Indemnitee, including any settlement payments and for the reasonable costs and expenses of this counsel.

         9.04 All indemnifications made herein by Purchaser and Seller shall survive the closing of this transaction and shall inure to the benefit of the Purchaser's and Seller's heirs, assigns, agents, principals, members and/or shareholders.

         10. TERMINATION DEFAULT REMEDIES

         10.01. Termination. If either Purchaser or Seller materially defaults in the due and timely performance of any of its warranties, covenants or agreements or in the event of the failure to satisfy or fulfill any of the conditions, the non-defaulting party may on the Closing Date give notice of termination. The notice shall specify the default or defaults upon which the notice is based. The termination shall be effective ten (10) days after the Closing Date, unless the specified default or defaults have been cured on or before the effective date of the termination.

         10.02. Default Remedies. Notwithstanding Section 10.01, in the event of a default, the non-defaulting party may seek specific performance of this Agreement against the defaulting party from a court of competent jurisdiction, or alternatively, such non-defaulting party may seek damages from the defaulting party.

         10.03. Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or to remedy its breach, the prevailing party in such action or proceeding shall be entitled to recover its actual attorney's fees and other costs incurred in the action or proceeding, in addition to such other relief to which it may be entitled.

         11. MISCELLANEOUS.

         11.01 This Agreement may be assigned by Purchaser without the prior written consent of Seller.

         11.02 Survival or Representations. The representations and warranties set forth herein shall survive the execution of this Agreement.

         11.03 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and shall not be change or amended without the prior written consent of all the parties hereto.

         11.04 Governing Law and Disputes. This agreement shall be governed by and construed in accordance with the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the courts in Palm Beach County, Florida.

         11.05 Captions. The captions herein are for the convenience of the parties and are not to be constructed as part of the terms of this Agreement.

         11.06 Waiver. Any waiver by either party of any breach of this Agreement shall not be considered a waiver of any subsequent breach.

         11.07 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed by registered or certified mail, postage prepaid return receipt requested, to the party to whom it is to be given.

         11.08 Severability. In the event that any part of this Agreement is held to be unenforceable, then such provision shall in no way affect the other terms and provisions of this Agreement which shall remain in full force and effect.

         11.09 Expenses. Each of the parties hereto shall bear its own expenses in connection with the transactions contemplated.

         11.10 Finders Fees. Neither Seller nor Purchaser has incurred nor will either incur any liabilities for finders' fees or commission of any nature whatsoever in connection with the transactions contemplated hereunder.

         11.11 Additional Documentation: The parties agree that without the payment of additional consideration, each party will provide the other with such information as may be necessary to carry out the terms and conditions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal on the day and year first above written.

SELLER:

ATTEST:                             FINISH-LINE DISTRIBUTORS, LLC.

                                    BY:
----------------------                  ---------------------------------
                                                        ITS:

PURCHASER:

ATTEST:                             BEVERAGE NETWORK OF CONNECTICUT, INC.

                                    BY:
----------------------                  ---------------------------------
                                                        ITS: